                                                                    Exhibit 99.1

(LOGO) AMERICAN HOMEPATIENT                                 NEWS RELEASE
--------------------------------------------------------------------------------

Contact:    Joseph F. Furlong          or               Stephen L. Clanton
            President and CEO                           Executive VP & CFO
            (615) 221-8884                              (615) 221-8884
                                                        PRIMARY CONTACT
--------------------------------------------------------------------------------

     FOR IMMEDIATE RELEASE


               AMERICAN HOMEPATIENT REPORTS FINANCIAL RESULTS FOR
                     THE FIRST QUARTER ENDED MARCH 31, 2005
--------------------------------------------------------------------------------

BRENTWOOD, Tenn. (May 4, 2005) - American HomePatient, Inc. (OTC: AHOM), one of the nation's largest home health care providers, today announced its financial results for the first quarter ended March 31, 2005.

Revenues for the first quarter of 2005 were $81.5 million compared to $84.7 million for the first quarter of 2004, representing a decrease of $3.2 million, or 3.8%. Net income for the first quarter of 2005 was $1.2 million compared to $1.0 million for the first quarter of 2004, representing an increase of $0.2 million, or 20%. Diluted earnings per share for the current quarter were $0.07 compared to $0.06 for the same quarter last year.

The reimbursement changes associated with the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 reduced net income in the first quarter of 2005 by approximately $4.1 million. This amount is comprised of $3.3 million in reductions in revenues and $0.8 million in increased cost of sales. The reductions in revenues include reductions in inhalation drugs of $2.4 million, reductions in certain items of durable medical equipment of $0.6 million, and reductions in oxygen of $0.3 million. Net income was positively impacted in the current quarter by a $4.3 million reduction in operating expenses compared to the first quarter of 2004. The reduction in operating expenses is a direct result of the Company's initiatives to improve productivity and reduce costs in its operating centers and billing centers.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is a non GAAP financial measurement that is calculated as net income excluding interest, taxes, depreciation and amortization. EBITDA for the first quarter of 2005 and for the first quarter of 2004 was $12.1 million for both periods. For the first quarter of 2005, adjusted EBITDA (calculated as EBITDA excluding reorganization items) was $12.3 million or 15.0% of revenues. For the first quarter of 2004, adjusted EBITDA was $12.1 million or 14.2% of revenues.

On March 30, 2005, the 2005 fee schedule for home oxygen was released by the Centers for Medicare and Medicaid Services. The revised fee schedule amounts were implemented by the Medicare contractors on or about April 2, 2005. Claims received on or after the implementation date will be paid at the 2005 rates, and claims received prior to the implementation date that were paid using the higher 2004 rates will not be adjusted retroactively. The Company estimates that the revised fee schedule will reduce the Company's Medicare oxygen revenues by approximately 8.9% beginning in the second quarter of 2005. This represents a quarterly decrease in revenues and net income of approximately $1.9 million. The Company's revenues and net income for the first quarter of 2005 were reduced by approximately $0.3 million to reflect first quarter oxygen claims that had not been received by the Medicare contractors prior to the implementation date of the 2005 fee schedule.

American HomePatient, Inc. is one of the nation's largest home health care providers with 274 centers in 35 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD's Electronic Bulletin Board under the symbol AHOM or AHOM.OB.

American HomePatient, Inc. prepares its financial statements in accordance with U.S. generally accepted accounting principles (GAAP). American HomePatient, Inc. also provides information related to non GAAP financial measurements such as, EBITDA, adjusted EBITDA and, from time to time, other non GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non GAAP measures to the Company's GAAP financial statements, the Company clearly defines EBITDA and adjusted EBITDA, and quantifies all other adjustments to GAAP measurements (see Schedule B). The Company provides EBITDA information, a widely used non GAAP financial measurement, as a performance measure to assist in analyzing the Company's operations and in comparing the Company to its competitors. The Company provides other non GAAP financial measurements, such as adjusted EBITDA, that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company's current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company's GAAP financial statements.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding current and future reimbursement rates, as well as reimbursement reductions and the Company's ability to mitigate the impact of the reductions. These risks and uncertainties are in addition to risks, uncertainties, and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

AMERICAN HOMEPATIENT, INC.                                            SCHEDULE A
SUMMARY FINANCIAL DATA
(In thousands, except per share data)

                                                                              THREE MONTHS ENDED MARCH 31,
                                                                              ----------------------------
                                                                                   2005           2004
                                                                                 --------       --------
                                                                                       (UNAUDITED)
Revenues, net                                                                    $ 81,488       $ 84,720
Cost of sales and related services                                                 19,776         18,617
Cost of rentals and other revenues, including rental equipment depreciation         9,549          9,343
Operating expenses                                                                 39,989         44,240
Bad debt expense                                                                    2,689          2,819
General and administrative expenses                                                 4,199          4,289
Depreciation, excluding rental equipment, and amortization                            813            833
Interest expense, net                                                               4,290          4,650
Other income, net                                                                     (55)           (78)
Earnings from unconsolidated joint ventures                                        (1,207)        (1,052)
                                                                                 --------       --------

INCOME FROM OPERATIONS BEFORE REORGANIZATION ITEMS AND INCOME TAXES                 1,445          1,059

Reorganization items                                                                  106             --
                                                                                 --------       --------
INCOME FROM OPERATIONS BEFORE INCOME TAXES                                          1,339          1,059

Provision for income taxes                                                             96            100
                                                                                 --------       --------
NET INCOME                                                                       $  1,243       $    959
                                                                                 ========       ========



Basic income per common share                                                    $   0.07       $   0.06
Diluted income per common share                                                  $   0.07       $   0.06
--------------------------------------------------------------------------------------------------------

                                                             MARCH 31,      DECEMBER 31,
                                                               2005            2004
                                                             ---------      -----------
                                                                    (UNAUDITED)
Cash and cash equivalents                                    $   9,261       $   5,772
Restricted cash                                                    650             650
Net patient receivables                                         53,358          50,851
Other receivables                                                1,192           1,666
                                                             ---------       ---------
        Total receivables                                       54,550          52,517
Other current assets                                            19,853          22,308
                                                             ---------       ---------
        Total current assets                                    84,314          81,247
Property and equipment, net                                     57,919          58,005
Goodwill                                                       121,834         121,834
Other assets                                                    22,078          21,978
                                                             ---------       ---------
        TOTAL ASSETS                                         $ 286,145       $ 283,064
                                                             =========       =========

Accounts payable                                             $  20,525       $  17,842
Current portion of long-term debt and capital leases               880             885
Other current liabilities                                       31,937          30,951
                                                             ---------       ---------
        Total current liabilities                               53,342          49,678

Long-term debt and capital leases, less current portion        251,033         251,033
Other noncurrent liabilities                                       540           2,548
                                                             ---------       ---------
        Total liabilities                                      304,915         303,259

        Minority interest                                          560             534

        Total shareholders' deficit                            (19,330)        (20,729)
                                                             ---------       ---------
        TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT          $ 286,145       $ 283,064
                                                             =========       =========

                                                                      SCHEDULE B
AMERICAN HOMEPATIENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENTS TO GAAP FINANCIAL STATEMENTS (In thousands)

                                                                           THREE MONTHS ENDED MARCH 31,
                                                                           ----------------------------
                                                                               2005         2004
                                                                              -------      -------
                                                                                  (UNAUDITED)
Net income                                                                    $ 1,243      $   959

Add:

  Provision for income taxes                                                       96          100

  Interest expense, net                                                         4,290        4,650

  Rental equipment depreciation                                                 5,705        5,511

  Other depreciation and amortization                                             813          833
                                                                              -------      -------
Earnings before interest, taxes, depreciation, and amortization (EBITDA)       12,147       12,053

Add:

  Reorganization items                                                            106           --
                                                                              -------      -------
Adjusted EBITDA (EBITDA excluding reorganization items)                       $12,253      $12,053
                                                                              =======      =======
